EXHIBIT 99.1

PROLOGIS REPORTS FIRST QUARTER RESULTS

Strong Results Driven by Improving Property Fundamentals;
Record Level of Development Starts Support $2.6 Billion Pipeline

DENVER, April 28, 2005 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today reported adjusted funds from operations as defined by ProLogis of $0.63 per diluted share for the first quarter of 2005, a 23.5% increase over $0.51 in the first quarter of 2004. After relocation and temperature-controlled impairment charges, funds from operations as defined by ProLogis (FFO) for the first quarter of 2005 were $0.55 per share, compared with $0.49 in the same period of 2004, which included a preferred share redemption charge. Net earnings per diluted share were $0.29 for the first quarter of 2005, up 26.1% from $0.23 in the same period in 2004.

“Global improvement in market activity continued in the first quarter, resulting in record leasing activity, further acceleration in our development starts and continued growth of our property fund business,” said Jeffrey H. Schwartz, chief executive officer. “Overall, property operations strengthened, with improving or stable rental rates and positive net absorption in virtually every global market.”

In its same-store pool, the company achieved a 325 basis point improvement in average occupancy, which led to a 1.98% increase in same store net operating income. “In addition, during the quarter, we had record development starts of over $750 million. This solid momentum early in the year has us well positioned to achieve our 2005 guidance of $1.3 to $1.4 billion of new starts in 2005.

“We continue to experience strong demand for distribution facilities globally. In North America, we’re seeing rent growth in several key logistics hubs, and in almost every market, rents have stabilized or are increasing. Distribution network reconfiguration continues to support positive net absorption and drive new development opportunities in Europe, despite pockets of economic softness. In addition, we continue to expand our leading presence in Japan and China, where our stabilized portfolio is over 99% leased. In both markets, customer requirements for strategically located distribution space are accelerating, driving the need for additional development of state-of-the-art facilities,” Mr. Schwartz added.

Geographic Breadth Drives Record CDFS Pipeline

Walter C. Rakowich, president and chief operating officer, said, “As we expand into new global markets and grow our share in existing markets, we multiply our development opportunities. Approximately half of our first quarter starts were in Asia, with the other half evenly distributed between North America and Europe. As a result, our record Corporate Distribution Facilities Services (CDFS) pipeline of completions, repositioned acquisitions and properties under development of nearly $2.6 billion, is well diversified across three continents.

“Leasing was particularly strong. Our first quarter completions were 69% pre-leased, and we signed over 3.9 million square feet of new CDFS leases in the first quarter — 48% with repeat customers. Among the more notable CDFS transactions in the quarter were leases with Focus 500 customers Home Depot in Atlanta, L’Oreal in Suzhou and Warsaw, and Hitachi in Japan. For the quarter, CDFS dispositions of nearly $300 million were made in 19 global markets, with 92.8% of that amount contributed to ProLogis property funds,” Mr. Rakowich added.

Growth in Japan Accelerates While New Port Markets in China Provide Significant Opportunity

“In Asia, development is accelerating and leasing is strong, with our CDFS pipeline of more than $912 million over 52% leased. In Japan, we started a record $360 million of new developments,” said Mr. Schwartz. One of these, ProLogis Parc Urayasu III, planned for 2006 completion, is 50% leased to Senko, one of Japan’s largest third-party logistics providers for whom ProLogis is developing an additional 530,000 square-foot facility at ProLogis Parc Sugito.

“We also made significant progress in China by expanding into the Guangdong Province and enhancing our leading global port presence through two new ventures. Included in first quarter starts is a 170,000 square-foot facility at ProLogis Park Guangzhou, located in a free trade zone just 10 kilometers from Huangpu Port. In addition, we signed a joint venture agreement earlier this week with Yantian Port Group to develop ProLogis Park Yantian in Shenzen, also in the Guangdong Province. This park is located at Yantian Port, the largest container port in Southern China with an expected capacity of 10 million TEUs by 2007. This park also is located in a free trade zone and can support the development of up to 3.1 million square feet,” Mr. Schwartz concluded.

First Quarter 2005 Selected Financial and Operating Information

•	Achieved FFO from CDFS transactions of $54.9 million for the quarter, up 68% from $32.6 million in the first quarter of 2004. FFO amounts do not include unrecognized deferred gains of $11.3 million for the current period and $8.9 million for the prior year. Post-deferral, post-tax CDFS margins were 23.5% for the quarter.

•	Increased same-store net operating income by 1.98% for the quarter (a 2.32% increase when straight-lined rents are excluded).

•	Recycled $296.8 million of capital through CDFS dispositions and contributions during the quarter.

•	Achieved record quarterly development starts of $750.4 million, including development starts of CDFS joint ventures.

•	Increased ProLogis’ share of FFO from property funds to $22.5 million, up 25% from $18.0 million in the prior year.

•	Grew first quarter fee income from property funds to $16.5 million, up 46% from $11.3 million in the prior year.

•	Increased total assets owned and under management to $16.4 billion, up from $15.9 billion at December 31, 2004.

•	Received a binding offer for ProLogis’ French temperature-controlled operations. The pricing of this offer led to a $0.07 per share impairment charge in the first quarter to adjust the carrying value of the business to estimated fair value. Upon sale of the business, ProLogis will have completed its overall strategic initiative to dispose of its temperature-controlled operations.

Copies of ProLogis’ first quarter 2005 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 am Eastern Time on Thursday, April 28, 2005. A replay of the webcast will be available on the company’s website until May 12, 2005.

ProLogis is a leading provider of distribution facilities and services with 310.8 million square feet (28.9 million square meters) in 2,043 distribution facilities owned, managed and under development in 75 markets in North America, Europe and Asia. ProLogis continues to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. Because these statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Forward-looking statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict. Actual operating results may be affected by changes in general economic conditions; increased or unanticipated competitive market conditions; changes in financial markets, interest rates and foreign currency exchange rates that could adversely affect ProLogis’ cost of capital, its ability to meet its financing needs and obligations and its results of operations; the availability of private capital; geopolitical concerns and uncertainties and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in ProLogis’ Annual Report on Form 10-K/A  #1 for the year ended December 31, 2004.

###

Investor Relations Melissa Marsden 303-576-2622 mmarsden@prologis.com	Media Rick Roth 303-576-2641 media@prologis.com

First Quarter 2005

SUPPLEMENTAL INFORMATION
(Unaudited)

Page
OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2

Consolidated Statements of Funds From Operations	3 & 3a

Consolidated Statements of EBITDA	4

Reconciliations of Net Earnings to Funds From Operations and EBITDA	5

Consolidated Balance Sheets	6

Selected Balance Sheet Information:
Investments in Unconsolidated Investees/Land Held for Development	7

Notes to Consolidated Financial Statements	8, 8a, & 8b

SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 & 9a

Calculations of Return on Capital and Related Comments	10 & 10a

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss)	11

ProLogis Property Funds — Balance Sheets	12

Discontinued Operations — Assets Held For Sale	13

SELECTED STATISTICAL INFORMATION:
Leased and Physical Occupancy Analysis	14 & 14a

Lease Expirations/Top 25 Customers	15

Leasing Activity/Actual Capital Expenditures	16

Same Store Analysis	17

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	18

CDFS Business Summary	19 & 19a

Development Summary	20 & 20a

SELECTED OTHER INFORMATION:
Capital Structure	21

Debt Analysis	22

Geographic Distribution	23

Executive Office Address:
14100 East 35th Place
Aurora, Colorado 80011
(303) 375-9292

ProLogis

First Quarter 2005
Unaudited Financial Results

Selected Financial Information
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004 (1)	% Change
Net Earnings Attributable to Common Shares (see pages 2 and 5):
Net Earnings attributable to Common Shares	$55,074	$43,497	26.6%
Net Earnings per diluted Common Share	$0.29	$0.23	26.1%

Funds From Operations and Funds From Operations, as adjusted (see pages 3 and 5 and see ProLogis’ Definition of Funds From Operations on page 3a):
Funds From Operations attributable to Common Shares	$106,023	$91,813	15.5%
Add back: excess of redemption values over carrying values of preferred shares redeemed (2)	—	4,236
Add back: relocation expenses (3)	2,751	—
Add back: impairment charges related to temperature-controlled distribution assets (see page 13)	13,084	—

Funds From Operations attributable to Common Shares, as adjusted	$121,858	$96,049	26.9%

Funds From Operations attributable to Common Shares per diluted share	$0.55	$0.49	12.2%
Add back: excess of redemption values over carrying values of preferred shares redeemed (2)	—	0.02
Add back: relocation expenses (3)	0.01	—
Add back: impairment charges related to temperature-controlled distribution assets (see page 13)	0.07	—

Funds From Operations per diluted Common Share, as adjusted	$0.63	$0.51	23.5%

EBITDA (see pages 4 and 5):
EBITDA	$191,445	$167,827	14.1%

Distributions:
Actual distributions per Common Share (4)	$0.370	$0.365	1.4%

	March 31,	December 31,
	2005	2004	% Change
Total Assets, net of accumulated depreciation (see page 6)	$7,439,389	$7,097,799	4.8%

Total Book Assets (see page 10):
Direct investment	$6,991,936	$6,663,435
ProLogis’ share of total book assets of unconsolidated investees	2,262,102	2,214,544

Totals	$9,254,038	$8,877,979	4.2%

Market Capitalization (see page 21)	$12,378,724	$13,190,838	-6.2%

Assets Owned and Under Management:
Real estate assets owned directly by ProLogis, before depreciation (see page 6)	$6,610,537	$6,333,731
Assets owned by ProLogis’ unconsolidated investees:
Real estate assets owned by ProLogis Property Funds, before depreciation (weighted ownership interest of 21.2%) (see page 12)	9,634,985	9,415,037
Real estate assets owned by CDFS Joint Ventures, before depreciation (weighted ownership interest of 50%) (5) (12)	118,281	74,243
Temperature-controlled distribution operations:
Net assets held for sale (see page 13) (6)	39,895	51,677
Investments in temperature-controlled investees (ownership interest of 50%) (see page 6)	4,271	5,152

Totals	$16,407,969	$15,879,840	3.3%

The definition of Funds From Operations is on page 3a and the definition of EBITDA is on page 4. Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 1

ProLogis

First Quarter 2005
Unaudited Financial Results

Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004 (1)
Revenues:
Rental income (7)(8)(9)	$136,697	$137,097
Property management and other property fund fees (see page 11)	16,527	11,267
Development management fees and other CDFS income (5)	131	1,522

Total revenues	153,355	149,886

Expenses:
Rental expenses (7)(9)	39,150	36,235
General and administrative	24,161	19,566
Depreciation and amortization (9)	43,253	42,462
Relocation expenses (3)	2,751	—
Other expenses	1,913	996

Total expenses	111,228	99,259

Gains on dispositions of certain CDFS business assets, net (5)(9)(10):
Net proceeds from dispositions (10)(11)	282,591	155,880
Costs of assets disposed of	227,250	128,722

Total gains, net	55,341	27,158

Operating Income	97,468	77,785

Income from unconsolidated property funds (see page 11)	11,771	9,537
Income from other unconsolidated CDFS joint ventures (12)	457	—
Income from other unconsolidated investees, net	41	300
Interest expense (13)	(36,608)	(39,623)
Interest and other income	1,374	738

Earnings before minority interest	74,503	48,737
Minority interest	(1,341)	(1,226)

Earnings before net foreign currency gains (expenses / losses)	73,162	47,511
Foreign currency exchange gains (expenses/losses), net (14)	(114)	3,313

Earnings before income taxes	73,048	50,824

Income taxes:
Current income tax expense	1,173	2,213
Deferred income tax expense	839	2,739

Total income taxes	2,012	4,952

Net Earnings from Continuing Operations	71,036	45,872
Discontinued Operations:
(Losses) income attributable to assets held for sale (6)	(11,370)	3,395
Assets disposed of:
Operating income (losses) attributable to assets disposed of (9)	(6)	280
Gains (losses) recognized on dispositions, net (9):
Non-CDFS business assets	2,207	(545)
CDFS business assets	(439)	5,415

Total discontinued operations	(9,608)	8,545

Net Earnings	61,428	54,417
Less preferred share dividends	6,354	6,684
Less excess of redemption values over carrying values of preferred shares redeemed (2)	—	4,236

Net Earnings Attributable to Common Shares	$55,074	$43,497

Weighted average Common Shares outstanding — basic	186,154	180,732
Weighted average Common Shares outstanding — diluted	196,180	185,255

Net Earnings per Common Share-Basic:
Continuing operations	$0.35	$0.19
Discontinued operations	(0.05)	0.05

Net Earnings Attributable to Common Shares-Basic	$0.30	$0.24

Net Earnings per Common Share-Diluted:
Continuing operations	$0.34	$0.19
Discontinued operations	(0.05)	0.04

Net Earnings Attributable to Common Shares-Diluted	$0.29	$0.23

Calculation of Net Earnings per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004 (1)
Basic Net Earnings Attributable to Common Shares	$55,074	$43,497
Minority interest (a)	1,341	—

Diluted Net Earnings Attributable to Common Shares	$56,415	$43,497

Weighted average Common Shares outstanding — Basic	186,154	180,732
Weighted average limited partnership units, as if converted (a)	5,543	—
Incremental weighted average effect of potentially dilutive instruments (b)	4,483	4,523

Weighted average Common Shares outstanding — Diluted	196,180	185,255

Diluted Net Earnings per Common Share	$0.29	$0.23

(a) Weighted average limited partnership units of 4,683,000 for the three months ended March 31, 2004 are not included in the calculation of diluted net earnings per Common share as the effect, on an as if converted basis, was anti-dilutive.

(b) On a weighted average basis, the total potentially dilutive instruments outstanding were 11,180,180 and 11,734,000 for the three months ended March 31, 2005 and 2004, respectively.

Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 2

ProLogis

First Quarter 2005
Unaudited Financial Results

Consolidated Statements of Funds From Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004 (1)
Revenues:
Rental income (7)(8)	$136,923	$138,155
Property management and other property fund fees (see page 11)	16,527	11,267
Development management fees and other CDFS income (5)	131	1,522

Total revenues	153,581	150,944

Expenses:
Rental expenses (7)	39,306	36,597
General and administrative	24,161	19,566
Depreciation of non-real estate assets	1,745	1,924
Relocation expenses (3)	2,751	—
Other expenses	1,913	996

Total expenses	69,876	59,083

Gains on dispositions of CDFS business assets, net (5)(9)(10):
Net proceeds from dispositions (10)(11)	285,527	224,030
Costs of assets disposed of	230,625	191,457

Total gains, net	54,902	32,573

	138,607	124,434
Income from unconsolidated property funds (see page 11)	22,534	17,997
Income from other unconsolidated CDFS joint ventures (12)	737	—
Income from other unconsolidated investees, net	99	300
Interest expense (13)	(36,608)	(39,623)
Interest and other income	1,374	738
Foreign currency exchange expenses/losses, net (14)	(269)	(723)
Current income tax expense	(1,173)	(2,213)

	(13,306)	(23,524)

Funds From Operations before assets held for sale	125,301	100,910

Funds From Operations attributable to assets held for sale (6)	(11,583)	3,049

Funds From Operations	113,718	103,959
Less preferred share dividends	6,354	6,684
Less excess of redemption values over carrying values of preferred shares redeemed (2)	—	4,236
Less minority interest	1,341	1,226

Funds From Operations Attributable to Common Shares	$106,023	$91,813

Weighted average Common Shares outstanding — basic	186,154	180,732
Weighted average Common Shares outstanding — diluted	196,180	189,938

Funds From Operations per Common Share:
Basic	$0.57	$0.51

Diluted	$0.55	$0.49

Calculation of Funds From Operations per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004 (1)
Basic Funds From Operations Attributable to Common Shares	$106,023	$91,813
Minority interest	1,341	1,226

Diluted Funds From Operations Attributable to Common Shares	$107,364	$93,039

Weighted average Common Shares outstanding — Basic	186,154	180,732
Weighted average limited partnership units, as if converted	5,543	4,683
Incremental weighted average effect of potentially dilutive instruments (a)	4,483	4,523

Weighted average Common Shares outstanding — Diluted	196,180	189,938

Diluted Funds From Operations per Common Share	$0.55	$0.49

(a) On a weighted average basis, the total potentially dilutive instruments outstanding were 11,180,180 and 11,734,000 for the three months ended March 31, 2005 and 2004, respectively.

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to Funds From Operations on Page 5.

The definition of Funds From Operations is on page 3a.
Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 3

ProLogis
First Quarter 2005
Unaudited Financial Results

ProLogis’ Definition of Funds From Operations

ProLogis’ Definition of Funds From Operations

Funds From Operations is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to Funds From Operations is Net Earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of Funds From Operations, modifications to the NAREIT calculation of Funds From Operations are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. Funds From Operations, as defined by ProLogis, is presented as a supplemental financial measure. Funds From Operations is not used by ProLogis as, nor should it be considered to be, an alternative to Net Earnings computed under GAAP as an indicator of ProLogis’ operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of ProLogis’ ability to fund its cash needs.

Funds From Operations is not meant to represent a comprehensive system of financial reporting and does not present, nor does ProLogis intend it to present, a complete picture of its financial condition and operating performance. ProLogis believes that GAAP Net Earnings remains the primary measure of performance and that Funds From Operations is only meaningful when it is used in conjunction with GAAP Net Earnings. Further, ProLogis believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

NAREIT’s Funds From Operations measure adjusts GAAP Net Earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. ProLogis agrees that these two NAREIT adjustments are useful to investors for the following reasons:

     (a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on Funds From Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of Funds From Operations reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

     (b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of Funds From Operations, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods.

At the same time that NAREIT created and defined its Funds From Operations concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” ProLogis believes that financial analysts, potential investors and shareholders who review its operating results are best served by a defined Funds From Operations measure that includes other adjustments to GAAP Net Earnings in addition to those included in the NAREIT defined measure of Funds From Operations.

The ProLogis Defined Funds From Operations measure excludes the following items from GAAP Net Earnings that are not excluded in the NAREIT Defined Funds From Operations measure: (i) deferred income tax benefits and deferred income tax expenses recognized by ProLogis’ taxable subsidiaries; (ii) certain foreign currency exchange gains and losses resulting from certain debt transactions between ProLogis and its foreign consolidated subsidiaries and its foreign unconsolidated investees; (iii) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of ProLogis’ foreign consolidated subsidiaries and its foreign unconsolidated investees; and (iv) mark-to-market adjustments associated with derivative financial instruments utilized to manage ProLogis’ foreign currency risks. Funds From Operations of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

The items that ProLogis excludes from GAAP Net Earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on ProLogis’ results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that ProLogis excludes from GAAP Net Earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, ProLogis believes that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of ProLogis’ operating results along the same lines that ProLogis’ management uses in planning and executing its business strategy.

Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP Net Earnings that are included in arriving at the ProLogis Defined Funds From Operations measure are helpful to management in making real estate investment decisions and evaluating its current operating performance. ProLogis believes that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of ProLogis’ performance on the key measures of net asset value and current operating returns generated on real estate investments.

While ProLogis believes that its defined Funds From Operations measure is an important supplemental measure, neither NAREIT’s nor ProLogis’ measure of Funds From Operations should be used alone because they exclude significant economic components of GAAP Net Earnings and are, therefore, limited as an analytical tool. Some of these limitations are:

—Depreciation and amortization of real estate assets are economic costs that are excluded from Funds From Operations. Funds From Operations is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in Funds From Operations.

—Gains or losses from property dispositions represent changes in the value of the disposed properties. Funds From Operations, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.

—The deferred income tax benefits and expenses that are excluded from ProLogis’ Defined Funds From Operations measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. ProLogis’ Defined Funds From Operations measure does not currently reflect any income or expense that may result from such settlement.

—The foreign currency exchange gains and losses that are excluded from ProLogis’ Defined Funds From Operations measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of ProLogis’ foreign currency-denominated net assets is indefinite as to timing and amount. ProLogis’ Funds From Operations measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

ProLogis compensates for these limitations by using its Funds From Operations measure only in conjunction with GAAP Net Earnings. To further compensate, ProLogis always reconciles its Funds From Operations measure to GAAP Net Earnings in its financial reports. Additionally, ProLogis provides investors with its complete financial statements prepared under GAAP, its definition of Funds From Operations, which includes a discussion of the limitations of using ProLogis’ non-GAAP measure, and a reconciliation of ProLogis’ GAAP measure (Net Earnings) to its non-GAAP measure (Funds From Operations as defined by ProLogis) so that investors can appropriately incorporate this ProLogis measure and its limitations into their analyses.

Supplemental Information Page 3a

ProLogis

First Quarter 2005
Unaudited Financial Results

Consolidated Statements of EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2005	2004 (1)
Revenues:
Rental income (7)(8)	$136,923	$138,155
Property management and other property fund fees (see page 11)	16,527	11,267
Development management fees and other CDFS income (5)	131	1,522

	153,581	150,944

Expenses:
Rental expenses (7)	39,306	36,597
General and administrative	24,161	19,566
Relocation expenses (3)	2,298	—
Other expenses	1,913	996

	67,678	57,159

Gains on dispositions of CDFS business assets, net (5)(9)(10)(11)	62,565	41,185

	148,468	134,970

Income from unconsolidated property funds (see page 11)	40,449	30,402
Income from other unconsolidated CDFS joint ventures (12)	798	—
Income from other unconsolidated investees, net	293	300
Interest and other income	1,374	738
Foreign currency exchange expenses/losses, net (14)	(269)	(723)
EBITDA attributable to assets held for sale (6)	1,673	3,366

EBITDA before minority interest	192,786	169,053
Less minority interest	1,341	1,226

EBITDA	$191,445	$167,827

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to EBITDA on Page 5.

Footnote references are to pages 8, 8a and 8b.

ProLogis’ definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):

ProLogis believes that EBITDA is a useful supplemental measure in the calculation of Return on Capital measures (see page 10). ProLogis believes that Return on Capital measures are useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. EBITDA, as computed by ProLogis, does not represent Net Earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which ProLogis presents in its Consolidated Statements of Cash Flows and includes in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented by ProLogis should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented by ProLogis will not be comparable to similarly titled measures of other REITs.

EBITDA generally represents Net Earnings (computed in accordance with GAAP) excluding: (i) interest expense; (ii) income tax expenses and benefits; and (iii) depreciation and amortization expenses. In ProLogis’ computation of EBITDA the following items are also excluded: (i) preferred dividends and charges related to the redemption of preferred shares; (ii) the foreign currency exchange gains and losses that are also excluded in ProLogis’ definition of Funds From Operations (presented on page 3a); (iii) impairment charges; and (iv) gains and losses from the dispositions of non-CDFS business assets. In addition, ProLogis adjusts the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

Supplemental Information Page 4

ProLogis

First Quarter 2005
Unaudited Financial Results

Reconciliations of Net Earnings to Funds From Operations and EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2005	2004 (1)
Reconciliation of Net Earnings to Funds From Operations (see page 3a):
Net Earnings Attributable to Common Shares (see page 2)	$55,074	$43,497
Add (Deduct) NAREIT Defined Adjustments:
Real estate related depreciation and amortization	41,508	40,538
Reconciling items attributable to discontinued operations:
Assets held for sale — gains on dispositions of non-CDFS business assets, net (6)	—	(241)
Assets disposed of — (gains) losses recognized on dispositions of non-CDFS business assets, net (9)	(2,207)	545
Assets disposed of — real estate related depreciation and amortization (9)	76	416

Totals discontinued operations	(2,131)	720
ProLogis’ share of reconciling items from unconsolidated investees (15):
ProLogis Property Funds (see page 11):
Real estate related depreciation and amortization	12,793	8,999
Gains on dispositions of non-CDFS business assets, net	(438)	(294)
Other amortization items (16)	(1,211)	(517)

Totals ProLogis Property Funds	11,144	8,188
Other investees (6):
Real estate related depreciation and amortization	58	—
CDFS Joint Ventures (12):
Real estate related depreciation and amortization	280	—

Totals NAREIT Defined Adjustments	50,859	49,446

Subtotals—NAREIT Defined Funds From Operations	105,933	92,943

Add (Deduct) ProLogis Defined Adjustments:
Foreign currency exchange gains, net (14)	(155)	(4,036)
Deferred income tax expense	839	2,739
Reconciling items attributable to discontinued operations:
Assets held for sale-deferred income tax benefit (6)	(213)	(105)
ProLogis’ share of reconciling items from unconsolidated investees (15):
ProLogis Property Funds (see page 11):
Foreign currency exchange (gains) expenses/losses, net (14)	(273)	338
Deferred income tax benefit	(108)	(66)

Totals ProLogis Property Funds	(381)	272

Totals ProLogis Defined Adjustments	90	(1,130)

ProLogis Defined Funds From Operations Attributable to Common Shares (see pages 2, 3 and 3a)	$106,023	$91,813

Reconciliation of Net Earnings to EBITDA (see page 4):
Net Earnings Attributable to Common Shares (see page 2)	$55,074	$43,497
Add (Deduct):
NAREIT Defined Adjustments to compute Funds From Operations	50,859	49,446
ProLogis Defined Adjustments to compute Funds From Operations	90	(1,130)
Other adjustments to compute ProLogis’ EBITDA measure:
Interest expense	36,608	39,623
Depreciation of non-real estate assets	1,745	1,924
Depreciation of non-real estate assets included in relocation expenses (3)	453	—
Current income tax expense	1,173	2,213
Adjustments to CDFS gains for interest capitalized to disposed assets (see page 4)	7,663	8,612
Preferred share dividends	6,354	6,684
Excess of redemption values over carrying values of preferred shares redeemed (2)	—	4,236
Reconciling items attributable to discontinued operations (6):
Assets held for sale-current income tax expense	172	317
Assets held for sale-impairment charge (see page 13)	13,084	—
ProLogis’ share of reconciling items from unconsolidated investees (15):
ProLogis Property Funds (see page 11):
Interest expense	16,332	11,709
Current income tax expense	1,249	837
Other amortization items (16)	334	(141)

Totals ProLogis Property Funds	17,915	12,405
CDFS Joint Ventures (12):
Interest expense	59	—
Depreciation of non-real estate assets	2	—

Totals CDFS Joint Ventures	61	—
Other investees (6):
Depreciation of non-real estate assets	71	—
Current income tax expense	123	—

Totals other investees	194	—

ProLogis’ EBITDA measure (see pages 2 and 4)	$191,445	$167,827

See ProLogis’ Consolidated Statements of Earnings on Page 2.

The definition of Funds From Operations is on page 3a and the definition of EBITDA is on page 4. Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 5

ProLogis

First Quarter 2005
Unaudited Financial Results

Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2005	2004
Assets:
Investments in real estate assets:
Operating properties	$5,031,383	$5,047,414
Properties under development (including cost of land)	818,271	575,703
Land held for development	624,256	596,001
Other investments (17)	136,627	114,613

	6,610,537	6,333,731
Less accumulated depreciation	1,024,735	989,221

Net investments in real estate assets	5,585,802	5,344,510

Investments in unconsolidated investees (see page 7):
Investments in ProLogis Property Funds	854,603	839,675
Investments in CDFS Joint Ventures	71,253	40,487
Investment in temperature-controlled distribution investees	4,271	5,152
Investments in other unconsolidated investees	23,199	23,199

Total investments in unconsolidated investees	953,326	908,513

Cash and cash equivalents	347,440	236,529
Accounts and notes receivable	32,024	92,015
Other assets	418,053	401,564
Discontinued operations-assets held for sale (6)	102,744	114,668

Total assets	$7,439,389	$7,097,799

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$1,274,220	$912,326
Short-term borrowings	48,005	47,676
Senior unsecured notes	1,944,217	1,962,316
Secured debt and assessment bonds	495,449	491,643
Construction costs payable	71,359	63,509
Interest payable	52,301	50,924
Accounts payable and accrued expenses	118,270	141,408
Other liabilities	214,083	196,240
Discontinued operations-assets held for sale (6)	62,849	62,991

Total liabilities	4,280,753	3,929,033

Minority interest	66,550	66,273

Shareholders’ equity:
Series C Preferred Shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F Preferred Shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G Preferred Shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common Shares at $.01 par value per share	1,864	1,858
Additional paid-in capital	3,267,778	3,249,576
Accumulated other comprehensive income (18)	179,649	194,445
Distributions in excess of Net Earnings	(707,205)	(693,386)

Total shareholders’ equity	3,092,086	3,102,493

Total liabilities and shareholders’ equity	$7,439,389	$7,097,799

Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 6

ProLogis

First Quarter 2005
Unaudited Financial Results

Selected Balance Sheet Information

Investments in Unconsolidated Investees
(in thousands)

	March 31,	December 31,
	2005	2004
ProLogis Property Funds (see page 12):
ProLogis European Properties Fund	$312,603	$321,548
ProLogis California LLC	115,897	117,579
ProLogis North American Properties Fund I	35,163	35,707
ProLogis North American Properties Fund II	5,534	5,864
ProLogis North American Properties Fund III	4,780	4,908
ProLogis North American Properties Fund IV	2,939	3,022
ProLogis North American Properties Fund V	91,638	65,878
ProLogis North American Properties Funds VI-X	130,140	132,899
ProLogis North American Properties Fund XI	32,726	35,886
ProLogis North American Properties Fund XII	40,089	41,401
ProLogis Japan Properties Fund	83,094	74,983

Total investments in ProLogis Property Funds	854,603	839,675

CDFS Joint Ventures (5)(12)	71,253	40,487

Temperature-controlled distribution investees (6)	4,271	5,152

Other unconsolidated investees	23,199	23,199

Total investments in unconsolidated investees	$953,326	$908,513

Land Held for Development
(dollars in thousands)

	As of March 31, 2005
	Acres	Investment
Direct Investment:
Land owned:
North America	2,276	$221,247
Europe	1,057	346,013
Asia	22	56,996

Total land owned (see page 6)	3,355	$624,256

Land controlled (LOI/option):
North America	518
Europe	449
Asia	108

Total land controlled	1,075

Total Direct Investment	4,430

Unconsolidated Investees (owned and controlled):
ProLogis Property Funds:
North America (owned)	96

CDFS Joint Ventures:
North America (controlled)	293
Europe (24 acres owned and 365 acres controlled)	389
Asia (owned)	66

Total CDFS Joint Ventures	748

Total Unconsoldiated Investees	844

Total land held for development	5,274

Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 7

ProLogis

First Quarter 2005
Unaudited Financial Results

Notes to Consolidated Financial Statements

(1)	Certain 2004 amounts included in this Supplemental Information package have been reclassified to conform to the 2005 presentation.

(2)	On December 11, 2003, ProLogis called for the redemption of all of the remaining 5,000,000 Series D Preferred Shares outstanding at a price of $25.00 per share, plus $0.066 in accrued and unpaid dividends. The redemption of these shares was completed on January 12, 2004 at a total redemption value of $125.3 million. In accordance with FASB-EITF Topic D-42, in the first quarter of 2004, ProLogis recognized a charge of $4.2 million associated with the excess of the redemption value over the carrying value of ProLogis’ remaining Series D Preferred Shares.

(3)	Represents the costs incurred for the three months ended March 31, 2005 (including accrued employee termination costs) associated with ProLogis’ relocation of its information technology and corporate accounting functions from El Paso, Texas to Denver, Colorado and its move of its Denver corporate headquarters to a new building in Denver. Such relocations are expected to occur and costs are expected to be incurred through the end of 2005. For the three months ended March 31, 2005, includes $636,000 of employee termination costs, $1,662,000 of costs associated with the hiring and training of new personnel and other costs including travel and temporary facility costs, and $453,000 of accelerated depreciation associated with non-real estate assets whose useful life has been shortened due to the relocations.

(4)	The annual distribution rate for 2005 is $1.48 per Common Share. The amount of the Common Share distribution may be adjusted at the discretion of the Board of Trustees.

(5)	The corporate distribution facilities services business (“CDFS business”) segment represents the development of distribution properties with the intent to either contribute the properties to a ProLogis Property Fund in which ProLogis has an ownership interest and acts as manager or sell the properties to a third party, and the acquisition and rehabilitation or acquisition and repositioning of distribution properties with the intent to contribute the properties to a ProLogis Property Fund. This segment’s income also includes fees earned for development activities performed on behalf of customers or third parties and gains or losses from the dispositions of land parcels that no longer fit into ProLogis’ development plans. ProLogis includes the income generated in the CDFS business segment in its computation of Funds From Operations and EBITDA. Further, ProLogis has ownership interests in various unconsolidated joint ventures that engage in CDFS activities in the United Kingdom, the United States and China. See note 12.

(6)	TCL Holding S.A. owns a temperature-controlled distribution operating network in Europe, primarily in France. These French operations are shown as assets held for sale in ProLogis’ Consolidated Financial Statements. The losses generated in 2005 are primarily the result of an impairment charge. See page 13.

(7)	Represents rental income earned and rental expenses incurred while ProLogis owns a property directly. Under the terms of the respective lease agreements, some or all of ProLogis’ rental expenses are recovered from its customers. Amounts recovered are included as a component of rental income. Rental expenses also include ProLogis’ direct expenses associated with its management of the ProLogis Property Funds’ operations. For properties that have been contributed to ProLogis Property Funds, ProLogis recognizes its share of the total operations of the Property Funds under the equity method and presents these amounts below Operating Income in its Consolidated Statements of Earnings, Funds From Operations and EBITDA.

(8)	Amounts include straight-lined rents of $1,731,000 and $2,200,000 for the three months ended March 31, 2005 and 2004, respectively, and rental expense recoveries from customers of $26,534,000 and $26,909,000 for the three months ended March 31, 2005 and 2004, respectively.

(9)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. Through March 31, 2005, ProLogis sold five such properties to third parties, four of which were non-CDFS business assets. Accordingly, the operations of these properties for the three months ended March 31, 2005 and 2004 and the aggregate net gains or losses recognized upon their dispositions are presented as discontinued operations. In addition, the operations of the 20 properties disposed during 2004 (ten of which were CDFS business assets) are presented as discontinued operations in ProLogis’ Consolidated Statements of Earnings for the three months ended March 31, 2004. These amounts are not presented as discontinued operations in either of ProLogis’ Consolidated Statements of Funds From Operations or EBITDA. The operating amounts that are presented as discontinued operations (other than the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended
	March 31,
	2005	2004
Rental income	$226	$1,058
Rental expenses	(156)	(362)
Depreciation and amortization	(76)	(416)

	$(6)	$280

(Continued)

Supplemental Information Page 8

ProLogis

First Quarter 2005
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(10)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the proceeds in its computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized is determined based on ProLogis’ continuing ownership interest in the contributed property that arises due to ProLogis’ ownership interest in the Property Fund acquiring the property. ProLogis defers this portion of the proceeds by recognizing a reduction to its investment in the applicable Property Fund. ProLogis adjusts its proportionate share of the earnings or losses that it recognizes under the equity method from the Property Fund in later periods to reflect the Property Fund’s depreciation expense as if the depreciation expense was computed on ProLogis’ lower basis in the contributed real estate assets rather than on the Property Fund’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed to a ProLogis Property Fund, the entire loss is recognized. See note 11 for the amount of cumulative gross proceeds that have not been recognized as of March 31, 2005.

Gross proceeds deferred related to contributions during the three months ended March 31, 2005 and 2004 were $11,258,000 and $8,912,000, respectively. See page 19. When a property that ProLogis originally contributed to a ProLogis Property Fund is disposed of to a third party, ProLogis recognizes the amount of the gain that it had previously deferred as a part of its CDFS income during the period that the disposition occurs, in addition to ProLogis’ proportionate share of the gain or loss recognized by the Property Fund. Further, during periods when ProLogis’ ownership interest in a ProLogis Property Fund decreases, ProLogis will recognize gains to the extent that previously deferred proceeds are recognized to coincide with ProLogis’ new ownership interest in the ProLogis Property Fund.

(11)	As of March 31, 2005, the cumulative gross proceeds that have not been recognized in computing the gains from the contributions of properties by ProLogis to ProLogis Property Funds (before subsequent amortization) are presented below (in thousands). See note 10.

	Gross Proceeds Not Recognized
	CDFS Transactions	Non-CDFS Transactions	Totals
ProLogis European Properties Fund	$90,538	$9,344	$99,882
ProLogis California LLC	5,350	26,129	31,479
ProLogis North American Properties Fund I	8,282	868	9,150
ProLogis North American Properties Fund II	7,366	—	7,366
ProLogis North American Properties Fund III	5,651	337	5,988
ProLogis North American Properties Fund IV	3,805	810	4,615
ProLogis North American Properties Fund V	21,446	871	22,317
ProLogis North American Properties Funds VI-X	2,751	—	2,751
ProLogis Japan Properties Fund	20,246	—	20,246

Totals	$165,435	$38,359	$203,794

(12)	ProLogis has invested in joint ventures that perform CDFS business activities (see note 5 on page 8), including three entities in the United Kingdom, one entity in China (initial investment in July 2004) and two entities in North America (initial investment in August 2004). ProLogis has a 50% ownership interest in each of the CDFS joint ventures. See pages 14 and 20a for additional information regarding operating properties and development activities of these joint ventures.

(13)	Includes amortization of deferred loan costs of $1,179,000 and $1,492,000 for the three months ended March 31, 2005 and 2004, respectively. Excludes interest that has been capitalized based on ProLogis’ development activities of $12,440,000 and $7,387,000 for the three months ended March 31, 2005 and 2004.

(Continued)

Supplemental Information Page 8a

ProLogis

First Quarter 2005
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(14)	Foreign currency exchange gains and losses that are recognized as a component of Net Earnings computed under GAAP generally result from: (i) remeasurement and/or settlement of certain debt transactions between ProLogis and its foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of ProLogis’ investment); (ii) remeasurement and/or settlement of certain third party debt of ProLogis’ foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. ProLogis generally excludes these types of foreign currency exchange gains and losses from the ProLogis Defined Funds From Operations measure and also from its computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting company’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in the ProLogis Defined Funds From Operations measure and in ProLogis’ computation of EBITDA. ProLogis’ definition of Funds From Operations is presented on page 3a and its definition of EBITDA is presented on page 4.

(15)	ProLogis reports its investments in the ProLogis Property Funds and certain other investments under the equity method. For purposes of calculating Funds From Operations and EBITDA, the Net Earnings of each of its unconsolidated investees is adjusted to be consistent with the calculation of these measures by ProLogis. ProLogis’ definition of Funds From Operations is presented on page 3a and ProLogis’ definition of EBITDA is presented on page 4.

(16)	Consists primarily of adjustments to the amounts ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See note 11 on page 8a.

(17)	Other investments primarily include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; and (iv) costs incurred during the pre-construction phase related to future development projects.

(18)	Accumulated other comprehensive income includes cumulative foreign currency translation adjustments and unrealized gains and losses associated with derivative financial instruments that receive hedge accounting treatment. ProLogis also recognizes its proportionate share of the accumulated other comprehensive income balances of its unconsolidated investees.

Supplemental Information Page 8b

ProLogis

First Quarter 2005
Unaudited Financial Results

Components of Net Asset Value (A)
(in thousands)

Income Items

	1Q 2005	ProLogis'		Pro Rata
	Pro Forma	Ownership		Annualized
	NOI (B)	Interest		Pro Forma NOI
Direct ownership properties (B)	$106,859	100.0%	X 4	$427,436

ProLogis Property Funds—North America (B):
ProLogis California LLC	$16,051	50.0%	X 4	$32,102
ProLogis North American Properties Fund I	8,410	41.3%	X 4	13,893
ProLogis North American Properties Fund II	4,956	20.0%	X 4	3,965
ProLogis North American Properties Fund III	3,809	20.0%	X 4	3,047
ProLogis North American Properties Fund IV	3,369	20.0%	X 4	2,695
ProLogis North American Properties Fund V	28,830	11.4%	X 4	13,146
ProLogis North American Properties Funds VI — X	22,299	20.0%	X 4	17,839
ProLogis North American Properties Funds XI	3,421	20.0%	X 4	2,737
ProLogis North American Properties Funds XII	4,465	20.0%	X 4	3,572

Subtotal North America				92,996

ProLogis Japan Properties Fund (B)	13,873	20.0%	X 4	11,098

Total Property Funds—North America and Japan				$104,094

	1Q 2005 Actual		Annualized Fees
Fee income (includes all ProLogis Property Funds) (see page 11)	$16,527	X 4	$66,108

		Actual 12 mos.
Income from CDFS business:	1Q 2005 Actual	ended 03/31/05
Funds From Operations from CDFS business:
Gains on dispositions of CDFS business assets, net	$54,902	$232,015
Development management fees and other CDFS income	131	1,307

	55,033	233,322

Recognition of previously deferred disposition proceeds (see note 10 on page 8a)	—	(4,143)
Gross amount of disposition proceeds that have not been recognized in Funds From Operations on current period contributions (see note 10 on page 8a)	11,258	45,779

	$66,291	$274,958

Balance Sheet Items

Investment in ProLogis European Properties Fund (C)	$499,952

Net assets held for sale (discontinued operations) (D)	$39,895

Investments in unconsolidated investees other than ProLogis Property Funds (see page 7):
CDFS Joint Ventures	$71,253
Temperature-controlled distribution investee	4,271
Other unconsolidated investees	23,199

Total investments in unconsolidated investees other than ProLogis Property Funds	$98,723

Investments in land and development projects:
Development projects in process (see pages 6 and 20)	$818,271
Land held for development (see pages 6 and 7)	624,256

Total investments in land and development projects	$1,442,527

Other assets:
Cash and cash equivalents	$347,440
Deposits, prepaid assets and other tangible assets (E)	343,559
Accounts and notes receivable	32,024
ProLogis’ share of other tangible assets of ProLogis Property Funds (F)	29,595

Total other assets	$752,618

Liabilities and preferred equity:
ProLogis’ total liabilities (excluding liabilities associated with assets held for sale-discontinued operations)	$(4,217,904)
ProLogis’ share of third party debt of ProLogis Property Funds (see page 12) (F)	(704,021)
ProLogis’ share of other third party liabilities of ProLogis Property Funds (F)	(20,686)

Total liabilities	(4,942,611)
Preferred Shares	(350,000)

Total liabilities and preferred equity	$(5,292,611)

ProLogis’ Consolidated Balance Sheets are on Page 6.

Net Asset Value Discussion

ProLogis considers Net Asset Value to be a useful tool for management, financial analysts, potential investors and shareholders to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of ProLogis’ business is subjective in that it will involve estimates and can be performed using various methods. Therefore, ProLogis has presented the financial results and investments related to its business segments that it believes are important in calculating its Net Asset Value but has not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

Comments are on page 9a.

Supplemental Information Page 9

ProLogis

First Quarter 2005
Unaudited Financial Results

Comments to Components of Net Asset Value
(in thousands)

Comments relate to page 9.

COMMENTS

(A)	The components of Net Asset Value provided on page 9 do not consider any incentive management fees that ProLogis can earn from ProLogis Property Funds, the potential growth in rental and fee income streams or the franchise value associated with ProLogis’ global operating platform and the ProLogis Operating System®.
(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (“NOI”) for purposes of the Net Asset Value calculation for ProLogis and the ProLogis Property Funds, excluding ProLogis European Properties Fund, for the three months ended March 31, 2005 follows (amounts in thousands). ProLogis’ investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment C) therefore, a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
		California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties
	ProLogis	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X	Fund XI	Fund XII	Fund
Calculation of Pro Forma NOI (a):
Rental income computed under GAAP (see pages 3 and 11)	$136,923	$20,281	$10,692	$6,685	$5,327	$4,174	$38,536	$28,790	$4,811	$5,689	$14,440
Straight-lined rents (b)	(1,729)	(384)	(188)	(150)	(167)	(57)	(1,327)	(709)	(259)	(23)	(27)
Net termination fees (c)	(337)	—	—	—	(38)	—	(5,124)	—	—	—	—

Adjusted rental income	134,857	19,897	10,504	6,535	5,122	4,117	32,085	28,081	4,552	5,666	14,413

Rental expenses, computed under GAAP (see pages 3 and 11)	(39,306)	(4,030)	(2,209)	(1,639)	(1,381)	(784)	(6,543)	(7,031)	(1,172)	(1,201)	(1,843)
Certain fees paid to ProLogis (d)	—	184	115	60	68	36	296	309	41	—	—

Adjusted rental expenses	(39,306)	(3,846)	(2,094)	(1,579)	(1,313)	(748)	(6,247)	(6,722)	(1,131)	(1,201)	(1,843)

Adjusted NOI	95,551	16,051	8,410	4,956	3,809	3,369	25,838	21,359	3,421	4,465	12,570
Other adjustments (e) (f)	11,308	—	—	—	—	—	2,992	940	—	—	1,303

Pro Forma NOI	$106,859	$16,051	$8,410	$4,956	$3,809	$3,369	$28,830	$22,299	$3,421	$4,465	$13,873

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to ProLogis that have been recognized as rental expenses by the ProLogis Property Funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).
(b)	Straight-lined rents are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.
(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual ProLogis Property Fund and are not necessarily indicative of expenses that would be incurred under other structures.
(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with an NOI measure that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at March 31, 2005. For ProLogis North American Properties Funds VI through X, the NOI generated by recently completed developments is removed and replaced with an NOI measure that is computed by applying each property’s projected yield at completion to the gross book basis of the property at March 31, 2005.
(f)	For ProLogis North American Properties Fund V and ProLogis Japan Properties Fund, NOI is adjusted to reflect a full period of operations for the properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See page 18.

(C)	At March 31, 2005, the Net Asset Value of ProLogis’ investment in ProLogis European Properties Fund was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on March 31, 2005	34,003
Net Asset Value per unit at December 31, 2004 in euros (g)	10.99

Total Net Asset Value at March 31, 2005 in euros	373,693
Euro to U.S. dollar exchange rate at March 31, 2005	1.2964

Total Net Asset Value at March 31, 2005 in U.S. dollars	$484,456
ProLogis’ share of Funds From Operations since December 31, 2004 (h)	7,939
Less dividends received by ProLogis since December 31, 2004	(9,051)
Net amounts owed to ProLogis	16,608

$499,952

(g)	Based on an independent third party valuation as of December 31, 2004.
(h)	Represents ProLogis’ share of Funds From Operations of ProLogis European Properties Fund since the last net asset valuation (December 31, 2004) excluding management fee income which is paid to ProLogis on a current basis. See page 11.
(D)	The French operations of ProLogis’ temperature-controlled distribution company are held for sale. See note 6 on page 8 and page 13.
(E)	These items are reflected in ProLogis’ Consolidated Balance Sheets as components of Other assets and Investments in real estate assets — Other investments.
(F)	Excludes ProLogis European Properties Fund. See comment C.

Supplemental Information Page 9a

ProLogis

First Quarter 2005
Unaudited Financial Results

Calculations of Return on Capital (A)
(in thousands)

EBITDA

	First Quarter	Calendar Year
	2005	2004
EBITDA (see page 4)	$191,445	$764,480
Disposition proceeds attributable to current period contributions that have been deferred and not recognized in computing the gains that are included in EBITDA (see page 19)	11,258	43,433
Adjustment to the amount of the deferred disposition proceeds due to interest capitalization treatment for computing EBITDA (B)	1,732	7,295
Disposition proceeds attributable to prior period contributions that have been recognized in computing the current period gains that are included in EBITDA (see note 10 on page 8a)	—	(4,143)

	$204,435	$811,065

Total Book Assets (C)

	March 31,	Averages	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2004	2004	2004	2004	2004	2003
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$6,610,537	$6,058,115	$6,333,731	$6,075,860	$5,926,299	$6,100,639	$5,854,046
ProLogis’ direct other assets, net of direct other liabilities (E)	341,504	341,057	278,027	322,191	451,603	248,466	404,996
Net assets held for sale (discontinued operations) — see page 13	39,895	73,749	51,677	107,285	105,710	104,075	—

	6,991,936	6,472,921	6,663,435	6,505,336	6,483,612	6,453,180	6,259,042

ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (F)	2,155,459	1,720,235	2,139,015	1,971,704	1,555,322	1,502,352	1,432,781
Investments in CDFS Joint Ventures (G)	79,173	24,697	47,178	39,592	12,098	11,881	12,734
Investments in temperature-controlled distribution investees (D)	4,271	25,318	5,152	3,668	701	3,092	113,977
Investments in other unconsolidated investees (D)	23,199	10,474	23,199	22,229	2,229	2,229	2,486

	2,262,102	1,780,724	2,214,544	2,037,193	1,570,350	1,519,554	1,561,978

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$9,254,038	$8,253,645	$8,877,979	$8,542,529	$8,053,962	$7,972,734	$7,821,020

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$9,254,038	$8,253,645	$8,877,979	$8,542,529	$8,053,962	$7,972,734	$7,821,020
Less: minority interest (D)	(66,550)	(50,715)	(66,273)	(76,490)	(36,262)	(36,775)	(37,777)
Less: third party debt (D)	(3,761,891)	(3,220,528)	(3,413,961)	(3,443,868)	(3,125,068)	(3,129,072)	(2,990,669)
Less: ProLogis’ share of third party debt of unconsolidated investees (see page 21)	(1,133,415)	(862,300)	(1,119,008)	(842,742)	(811,712)	(787,401)	(750,638)
Less: preferred shares (D)	(350,000)	(375,000)	(350,000)	(350,000)	(350,000)	(350,000)	(475,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,942,182	$3,745,102	$3,928,737	$3,829,429	$3,730,920	$3,669,486	$3,566,936

Calendar Year
Return Calculations	2004
Return on Assets (H):
Average Book Assets	$8,253,645
Less: average direct other assets, net of direct other liabilities	(341,057)
Less: average minority interest	(50,715)

$7,861,873

Adjusted EBITDA for the full year	$811,065

Return on Assets (H)	10.32%

Return on Equity Attributable to Common Shareholders (I):
Average Book Equity Attributable to Common Shareholders (C)	$3,745,102
Less: average direct other assets, net of direct other liabilities	(341,057)

$3,404,045

ProLogis Defined Funds From Operations Attributable to Common Shares for the full year	$400,403
Add back: gains not recognized computed on a Funds From Operations basis, net of recapture amounts recognized (see note 10 on page 8a)	39,290
Add back: non-real estate depreciation (including amounts recorded as relocation expenses)	9,911
Add back: non-real estate depreciation of temperature-controlled distribution investees and CDFS Joint Ventures	369
Add back: impairment charges related to temperature-controlled distribution assets	50,582
Add back: excess of redemption values over the carrying values of preferred shares redeemed	4,236

ProLogis Defined Funds From Operations Attributable to Common Shares, as adjusted	$504,791

Return on Equity Attributable to Common Shareholders (I)	14.83%

Comments are on page 10a.

Supplemental Information Page 10

ProLogis
First Quarter 2005
Unaudited Financial Results

Comments to Calculations of Return on Capital

Comments relate to page 10.

COMMENTS

(A)	Return on Capital measures are commonly used by management, financial analysts, potential investors and shareholders to analyze financial returns. ProLogis believes that Return on Assets is useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. ProLogis believes that Return on Equity Attributable to Common Shareholders is useful in assessing the financial returns attributable to holders of common equity resulting from capital deployment and capital structuring decisions and evaluating options, as well as for comparing returns for alternative investment decisions. See comments H and I.

(B)	In computing ProLogis’ EBITDA measure, the gains and losses from the contributions of developed properties recognized as CDFS income are adjusted to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed). See page 4. This adjustment also impacts the amount of the proceeds that are deferred and not recognized due to ProLogis’ ownership interest in the Property Fund acquiring the property. See note 10 on page 8a.

(C)	ProLogis’ use of the term “Book Assets” refers to the undepreciated asset base of the company. ProLogis’ use of the term “Book Equity” refers to the equity of the company with its assets presented on an undepreciated basis.

(D)	Represents ProLogis’ recorded balance sheet amount as of the applicable date. ProLogis’ Consolidated Balance Sheets are at page 6.

(E)	Other assets includes all assets other than real estate, investments in unconsolidated investees and assets held for sale (discontinued operations) and other liabilities includes all liabilities other than third party debt and liabilities associated with assets held for sale (discontinued operations). ProLogis’ Consolidated Balance Sheets are at page 6.

(F)	Represents ProLogis’ share of the total assets, before depreciation, net of liabilities, other than third party debt, of each entity. See page 12.

(G)	Represents ProLogis’ balance sheet investment in the entities plus ProLogis’ share of the entities’ third party debt, if any.

(H)	Return on Assets measures EBITDA, generated by operations and as defined by ProLogis on page 4, against the original capital invested that has generated this EBITDA. ProLogis believes that this EBITDA measure most accurately measures the direct financial return resulting from its capital decisions without including the impacts that financing and capital structure choices would have on the return calculation. While certain components of this measure are provided on an interim basis, ProLogis provides its computation of the actual measure only on a calendar year basis.

(I)	Return on Equity Attributable to Common Shareholders measures Funds From Operations as defined by ProLogis on page 3a and as further adjusted to remove all depreciation and amortization amounts and to reflect gains on contributions of CDFS assets at their gross amount prior to any deferrals of proceeds (see note 10 on page 8a) against the invested shareholder capital to which the Funds From Operations generated is attributable. ProLogis believes that the ProLogis Defined Funds From Operations measure, as adjusted, most accurately measures the return related to the capital invested in common equity. While certain components of this measure are provided on an interim basis, ProLogis provides its computation of the actual measure only on a calendar year basis.

Supplemental Information Page 10a

ProLogis

First Quarter 2005
Unaudited Financial Results

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss)
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		ProLogis'
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties		Share of the
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X	Fund XI	Fund XII	Fund	Total	Property Funds
	For the Three Months Ended March 31, 2005 (A)
EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund:
Rental revenues	$90,510	$20,281	$10,692	$6,685	$5,327	$4,174	$38,536	$28,790	$4,811	$5,689	$14,440	$229,935	$52,521
Rental expenses:
Property management fees paid to ProLogis (B)	(720)	(704)	(324)	(214)	(209)	(113)	(958)	(1,056)	(231)	(198)	—	(4,727)	(1,156)
Other	(10,425)	(3,326)	(1,885)	(1,425)	(1,172)	(671)	(5,585)	(5,975)	(941)	(1,003)	(1,843)	(34,251)	(7,942)

Total rental expenses	(11,145)	(4,030)	(2,209)	(1,639)	(1,381)	(784)	(6,543)	(7,031)	(1,172)	(1,201)	(1,843)	(38,978)	(9,098)

Net operating income from properties	79,365	16,251	8,483	5,046	3,946	3,390	31,993	21,759	3,639	4,488	12,597	190,957	43,423

Other income (expense)	(3,472)	22	(47)	(6)	(17)	(18)	261	(250)	49	47	(29)	(3,460)	(772)
Asset management and other fees paid to ProLogis (B)	(6,673)	(4)	(174)	(297)	(268)	(182)	(111)	(831)	(202)	(109)	(1,040)	(9,891)	(2,114)

EBITDA of the Property Fund (C)	69,220	16,269	8,262	4,743	3,661	3,190	32,143	20,678	3,486	4,426	11,528	177,606	40,537

Current income tax expense	(5,597)	(3)	(14)	—	(1)	(2)	(190)	(39)	—	—	(11)	(5,857)	(1,249)
Third party interest expense	(26,869)	(5,986)	(4,560)	(2,838)	(2,702)	(1,760)	(7,466)	(12,678)	(779)	(1,127)	(2,081)	(68,846)	(16,332)

Funds From Operations of the Property Fund (D)	36,754	10,280	3,688	1,905	958	1,428	24,487	7,961	2,707	3,299	9,436	102,903	22,956

Real estate related depreciation and amortization	(21,134)	(4,981)	(2,545)	(1,369)	(1,268)	(889)	(8,379)	(8,774)	(1,901)	(2,091)	(2,322)	(55,653)	(12,793)
Gains on other dispositions, net	2,026	—	—	—	—	—	—	—	—	—	—	2,026	438
Foreign currency exchange gains, net	1,262	—	—	—	—	—	—	—	—	—	—	1,262	273
Deferred income tax benefit	498	—	—	—	—	—	—	—	—	—	—	498	108

Net Earnings (Loss) of the Property Fund (E)	$19,406	$5,299	$1,143	$536	$(310)	$539	$16,108	$(813)	$806	$1,208	$7,114	$51,036	$10,982

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund recognized under the equity method (see pages 2, 3, 4 and 5):

ProLogis’ average ownership interest for the three-month period (F)	21.6%	50.0%	41.3%	20.0%	20.0%	20.0%	11.5%	20.0%	20.0%	20.0%	20.0%	22.3%

ProLogis’ share of the Property Fund’s EBITDA	14,952	8,134	3,412	949	732	638	3,696	4,136	697	885	2,306	40,537
Fees paid to ProLogis (G)	7,393	962	619	604	505	309	2,248	2,097	434	316	1,040	16,527
Other (H)	—	(169)	(23)	(5)	(5)	(4)	(25)	(1)	—	—	144	(88)

EBITDA recognized by ProLogis (C)	$22,345	$8,927	$4,008	$1,548	$1,232	$943	$5,919	$6,232	$1,131	$1,201	$3,490	$56,976

ProLogis’ share of the Property Fund’s Funds From Operations	7,939	5,139	1,523	381	192	286	2,816	1,592	541	660	1,887	22,956
Fees paid to ProLogis (G)	7,393	962	619	604	505	309	2,248	2,097	434	316	1,040	16,527
Other (H)	—	(220)	(23)	(5)	(5)	(5)	(268)	(52)	(2)	14	144	(422)

Funds From Operations recognized by ProLogis (D)	$15,332	$5,881	$2,119	$980	$692	$590	$4,796	$3,637	$973	$990	$3,071	$39,061

ProLogis’ share of the Property Fund’s Net Earnings (Loss)	4,192	2,650	472	107	(62)	108	1,852	(163)	161	242	1,423	10,982
Fees paid to ProLogis (G)	7,393	962	619	604	505	309	2,248	2,097	434	316	1,040	16,527
Other (H)	529	53	49	39	32	25	(137)	(32)	(2)	14	219	789

Net Earnings recognized by ProLogis (E)	$12,114	$3,665	$1,140	$750	$475	$442	$3,963	$1,902	$593	$572	$2,682	$28,298

	For the Three Months Ended March 31, 2004 (I)
EBITDA recognized by ProLogis, including fees (C)	$19,054	$8,330	$4,044	$1,594	$1,404	$968	$4,277	$—	$—	$—	$1,998	$41,669

Funds From Operations recognized by ProLogis, including fees (D)	$13,683	$5,702	$2,137	$1,027	$863	$616	$3,462	$—	$—	$—	$1,774	$29,264

Net Earnings recognized by ProLogis, including fees (E)	$9,452	$4,052	$1,195	$804	$667	$471	$2,559	$—	$—	$—	$1,604	$20,804

COMMENTS

(A)	All ProLogis Property Funds were operating throughout the period.
(B)	These fees are paid to ProLogis on a current basis.
(C)	EBITDA is a supplemental measure that is used to calculate Return on Capital measures (see page 10). See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. ProLogis’ definition of EBITDA is presented on page 4.
(D)	Funds From Operations is a supplemental measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliations of Net Earnings to Funds From Operations on page 5. ProLogis’ definition of Funds From Operations is presented on page 3a.
(E)	See ProLogis’ Consolidated Statements of Earnings on page 2.
(F)	The average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.
(G)	In addition to the property and asset management fees earned by ProLogis and expensed by the ProLogis Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the ProLogis Property Funds. Certain of these fees are capitalized by the ProLogis Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees it earns in an amount proportionate to its ownership interest in the ProLogis Property Fund. The deferred fees are recognized as income by ProLogis in future periods by reducing the amount of the capitalized fees that the ProLogis Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the earnings and/or loss of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the ProLogis Property Fund.
(H)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See comment G and note 10 on page 8a.
(I)	ProLogis North American Properties Funds VI through X began operations on June 30, 2004. ProLogis acquired its ownership interests in ProLogis North American Properties Funds XI and XII on August 4, 2004.

Supplemental Information Page 11

ProLogis

First Quarter 2005
Unaudited Financial Results

ProLogis Property Funds — Balance Sheets
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
Selected Balance Sheet Items	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties
of the ProLogis Property Funds	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI -X	Fund XI	Fund XII	Fund	Total
Operating properties, before depreciation	$3,896,089	$686,639	$376,868	$235,690	$210,501	$141,818	$1,308,004	$1,511,787	$226,879	$262,436	$778,274	$9,634,985

Other assets, net of other liabilities	$61,786	$10,882	$4,188	$4,558	$3,491	$4,248	$52,135	$45,556	$9,070	$18,129	$(176,460)	$37,583

Total assets, before depreciation, net of other liabilities	$3,957,875	$697,521	$381,056	$240,248	$213,992	$146,066	$1,360,139	$1,557,343	$235,949	$280,565	$601,814	$9,672,568

Third party debt	$1,988,084	$333,316	$242,304	$165,000	$150,267	$103,176	$681,895	$906,300	$67,037	$79,191	$326,810	$5,043,380

ProLogis’ ownership interest as of March 31, 2005	21.2%	50.0%	41.3%	20.0%	20.0%	20.0%	11.4%	20.0%	20.0%	20.0%	20.0%	21.2%	(A)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
ProLogis' Share of the ProLogis	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties
Property Funds’ Balances	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI -X	Fund XI	Fund XII	Fund	Total
ProLogis’ Balance Sheet Investment (see page 7)	$312,603	$115,897	$35,163	$5,534	$4,780	$2,939	$91,638	$130,140	$32,726	$40,089	$83,094	$854,603
Add (Deduct):
ProLogis’ share of third party debt	421,474	166,658	100,072	33,000	30,053	20,635	77,736	181,260	13,407	15,838	65,362	1,125,495
ProLogis’ share of depreciation and amortization	52,686	37,151	16,830	3,528	2,949	1,798	4,730	3,896	848	1,000	1,777	127,193
Gross proceeds not recognized on a cumulative basis (before amortization) (B)	99,882	31,479	9,150	7,366	5,988	4,615	22,317	2,751	—	—	20,246	203,794
Other (C)	(47,575)	(2,424)	(3,839)	(1,378)	(972)	(774)	(41,365)	(6,578)	209	(814)	(50,116)	(155,626)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$839,070	$348,761	$157,376	$48,050	$42,798	$29,213	$155,056	$311,469	$47,190	$56,113	$120,363	$2,155,459

COMMENTS

(A)	The average ownership is weighted based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
(B)	See note 11 on page 8a.
(C)	Generally consists of: (i) intercompany balances; (ii) additional basis in the investments that have been recorded directly by ProLogis; (iii) adjustments necessary to reflect ProLogis’ share of the retained earnings of the property fund based on ProLogis’ ownership at the time the earnings were recognized for those property funds (applicable when ProLogis’ ownership has varied over time); and (iv) ProLogis’ proportionate share of the accumulated other comprehensive income of ProLogis European Properties Fund (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Fund (cumulative foreign currency translation adjustments). See note 18 on page 8b.

Supplemental Information Page 12

ProLogis

First Quarter 2005
Unaudited Financial Results

Discontinued Operations — Assets Held for Sale (A)

(in thousands)

	March 31,	December 31,
	2005	2004
Assets:
Plant, property and equipment, net of accumulated depreciation (B)	$42,329	$54,046
Cash	33,646	29,429
Accounts receivable	19,745	22,565
Other assets	7,024	8,628

Total assets	102,744	114,668

Liabilities:
Third party debt	174	186
Accounts payable	18,680	21,591
Deferred tax liability	13,120	14,354
Other liabilities	30,875	26,860

Total liabilities	62,849	62,991

Net Assets Held For Sale	$39,895	$51,677

EBITDA, Funds From Operations and Net Earnings (Losses) (B)

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004
Operating income	$24,656	$24,124
Operating expenses	(20,950)	(18,699)
Other income, net	181	149
General and administrative expenses	(2,214)	(2,208)

EBITDA	1,673	3,366

Impairment charges (C)	(13,084)	—
Current income tax expense	(172)	(317)

Funds From Operations	(11,583)	3,049

Gains on the disposition of non-CDFS assets, net	—	241
Deferred income tax benefit	213	105

Net Earnings (Losses)	$(11,370)	$3,395

COMMENTS

(A)	The French operations of ProLogis’ temperature-controlled distribution investee (TCL Holding S.A.) are held for sale.
(B)	As of March 31, 2005 and December 31, 2004, these assets, all located in France, aggregated 62.8 million cubic feet. The property, plant and equipment that are held for sale are not being depreciated.
(C)	For the first quarter of 2005, the adjustment represents an impairment charge to reflect the carrying value of these assets at their estimated fair value less estimated cost to sell based on a binding offer.

Supplemental Information Page 13

ProLogis

First Quarter 2005
Unaudited Financial Results

Leased and Physical Occupancy Analysis

By Ownership

	Square	Current	03/31/05		12/31/04 (A)
	Feet	Investment	Leased	Occupied	Leased	Occupied
Stabilized Portfolio (B):
Direct Investment:
North America	122,115,290	$4,350,895,381	89.83%	88.62%	89.86%	89.22%
Europe	3,877,352	308,923,459	54.34%	54.34%	50.06%	48.65%
Asia	150,000	11,839,940	100.00%	100.00%	100.00%	100.00%

Total Direct Investment—Stabilized	126,142,642	4,671,658,780	88.75%	87.58%	88.71%	88.04%

CDFS Joint Ventures (C):
North America	813,054	18,355,639	100.00%	100.00%	100.00%	100.00%
Asia	1,597,707	52,857,511	97.87%	81.87%	97.77%	62.51%

Total CDFS Joint Ventures	2,410,761	71,213,150	98.59%	87.99%	98.95%	82.33%

ProLogis Property Funds (C):
ProLogis California LLC	14,203,899	686,639,036	99.34%	98.66%	99.77%	99.42%
ProLogis North American Properties Fund I	9,406,069	376,867,504	92.35%	92.03%	93.77%	93.45%
ProLogis North American Properties Fund II	4,476,668	235,690,267	94.93%	94.49%	97.65%	95.63%
ProLogis North American Properties Fund III	4,380,489	210,501,477	88.64%	87.37%	89.29%	89.29%
ProLogis North American Properties Fund IV	3,474,903	141,818,079	97.11%	96.01%	97.34%	97.34%
ProLogis North American Properties Fund V	31,032,564	1,308,004,029	98.82%	94.86%	98.76%	96.79%
ProLogis North American Properties Fund VI-X	25,464,685	1,511,786,722	86.03%	85.33%	85.04%	84.93%
ProLogis North American Properties Fund XI	4,314,961	226,879,402	95.88%	95.19%	95.50%	95.50%
ProLogis North American Properties Fund XII	3,363,810	262,435,859	100.00%	100.00%	100.00%	100.00%
ProLogis European Properties Fund	48,696,329	3,896,089,306	95.77%	95.70%	97.22%	95.35%
ProLogis Japan Properties Fund	4,493,769	778,273,522	99.46%	85.33%	99.15%	99.09%

Total ProLogis Property Funds	153,308,146	9,634,985,203	94.90%	93.37%	95.31%	94.19%

Total Stabilized Portfolio	281,861,549	$14,377,857,133	92.18%	90.73%	92.31%	91.31%

Total Operating Portfolio (D):
Direct Investment:
North America	125,014,244	$4,453,739,879	88.76%	87.36%	88.13%	87.18%
Europe	4,923,192	377,430,489	46.41%	45.15%	43.57%	42.49%
Asia	1,739,543	200,212,337	66.60%	30.01%	59.72%	34.45%

Total Direct Investment—Total Portfolio	131,676,979	5,031,382,705	86.89%	85.02%	86.18%	84.95%

CDFS Joint Ventures (C):
North America	813,054	18,355,639	100.00%	100.00%	100.00%	100.00%
Asia	1,597,707	52,857,511	97.87%	81.87%	97.77%	62.51%

Total CDFS Joint Ventures	2,410,761	71,213,150	98.59%	87.99%	98.95%	82.33%

ProLogis Property Funds (C):
ProLogis California LLC	14,203,899	686,639,036	99.34%	98.66%	99.77%	99.42%
ProLogis North American Properties Fund I	9,406,069	376,867,504	92.35%	92.03%	93.77%	93.45%
ProLogis North American Properties Fund II	4,476,668	235,690,267	94.93%	94.49%	97.65%	95.63%
ProLogis North American Properties Fund III	4,380,489	210,501,477	88.64%	87.37%	89.29%	89.29%
ProLogis North American Properties Fund IV	3,474,903	141,818,079	97.11%	96.01%	97.34%	97.34%
ProLogis North American Properties Fund V	31,032,564	1,308,004,029	98.82%	94.86%	98.76%	96.79%
ProLogis North American Properties Fund VI-X	25,464,685	1,511,786,722	86.03%	85.33%	85.04%	84.93%
ProLogis North American Properties Fund XI	4,314,961	226,879,402	95.88%	95.19%	95.50%	95.50%
ProLogis North American Properties Fund XII	3,363,810	262,435,859	100.00%	100.00%	100.00%	100.00%
ProLogis European Properties Fund	48,696,329	3,896,089,306	95.77%	95.70%	97.22%	95.35%
ProLogis Japan Properties Fund	4,493,769	778,273,522	99.46%	85.33%	99.15%	99.09%

Total ProLogis Property Funds	153,308,146	9,634,985,203	94.90%	93.37%	95.31%	94.19%

Total Operating Portfolio	287,395,886	$14,737,581,058	91.26%	89.50%	91.04%	89.79%

COMMENTS

(A)	The stabilized portfolio at 12/31/04 consisted of 277,733,264 square feet and the total operating portfolio at 12/31/04 consisted of 284,309,452 square feet, both including CDFS joint ventures.
(B)	ProLogis defines its stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially leased, defined as 93% or more.
(C)	The investment amount represents the CDFS joint venture’s/property fund’s basis in the real estate.
(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties. Prestable properties are development or acquisition properties that have been completed or held for less than 12 months and are not substantially leased (generally 93%).

Supplemental Information Page 14

ProLogis
First Quarter 2005
Unaudited Financial Results

Leased and Physical Occupancy Analysis (Continued)
By Geographic Area and Asset Classification

	Square	Current	03/31/05
	Feet	Investment	Leased	Occupied
Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	113,804,781	$4,071,999,766	90.80%	89.94%
CDFS properties — repositioned acquisitions	4,839,631	142,702,027	72.95%	72.45%
CDFS properties — completed developments	3,470,878	136,193,588	81.28%	68.17%

Total Direct Investment — North America	122,115,290	4,350,895,381	89.83%	88.62%
CDFS Joint Ventures (C)	813,054	18,355,639	100.00%	100.00%
ProLogis Property Funds (C)	100,118,048	4,960,622,375	94.27%	92.59%

Total North America Stabilized Properties	223,046,392	9,329,873,395	91.86%	90.45%

Europe:
Direct Investment
Operating properties	837,672	38,142,587	100.00%	100.00%
CDFS properties — repositioned acquisitions	919,598	46,915,334	79.16%	79.16%
CDFS properties — completed developments	2,120,082	223,865,538	25.52%	25.52%

Total Direct Investment — Europe	3,877,352	308,923,459	54.34%	54.34%
ProLogis Property Funds (C)	48,696,329	3,896,089,306	95.77%	95.70%

Total Europe Stabilized Properties	52,573,681	4,205,012,765	92.72%	92.64%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	150,000	11,839,940	100.00%	100.00%
CDFS Joint Ventures (C)	1,597,707	52,857,511	97.87%	81.87%
ProLogis Property Funds (C)	4,493,769	778,273,522	99.46%	85.33%

Total Asia Stabilized Properties	6,241,476	842,970,973	99.07%	84.80%

Total Stabilized Portfolio	281,861,549	$14,377,857,133	92.18%	90.73%

Total Operating Portfolio (D):
North America:
Total North America Stabilized Properties	223,046,392	$9,329,873,395	91.86%	90.45%
Prestabilized Properties
Operating properties	528,035	30,607,775	63.33%	63.33%
CDFS properties — repositioned acquisitions	926,431	20,226,294	0.00%	0.00%
CDFS properties — completed developments	1,444,488	52,010,429	65.12%	45.21%

Total Prestabilized Properties — North America	2,898,954	102,844,498	43.98%	34.07%

Total North America Operating Portfolio	225,945,346	9,432,717,893	91.24%	89.72%

Europe:
Total Europe Stabilized Properties	52,573,681	4,205,012,765	92.72%	92.64%
Prestabilized Properties
CDFS properties — completed developments	1,045,840	68,507,030	17.03%	11.12%

Total Prestabilized Properties — Europe	1,045,840	68,507,030	17.03%	11.12%

Total Europe Operating Portfolio	53,619,521	4,273,519,795	91.24%	91.05%

Asia:
Total Asia Stabilized Properties	6,241,476	842,970,973	99.07%	84.80%
Prestabilized Properties
CDFS properties — completed developments	1,589,543	188,372,397	63.45%	23.40%

Total Prestabilized Properties — Asia	1,589,543	188,372,397	63.45%	23.40%

Total Asia Operating Portfolio	7,831,019	1,031,343,370	91.84%	72.33%

Total Operating Portfolio	287,395,886	$14,737,581,058	91.26%	89.50%

Comments are on page 14.

Supplemental Information Page 14a

ProLogis

First Quarter 2005
Unaudited Financial Results

Lease Expirations

Total Operating Portfolio — Lease Expirations (A)

	Direct Investment			ProLogis Property Funds
			Percentage of			Percentage of
	Occupied	Annual Base	Total Annual	Occupied	Annual Base	Total Annual
	Square Footage	Rents (B)	Base Rents	Square Footage	Rents (B)	Base Rents

2005 (C)	22,649,674	$89,338,080	19.09%	12,772,941	$61,956,132	7.78%
2006	21,613,247	92,851,236	19.84%	16,146,111	72,474,312	9.10%
2007	17,003,343	67,914,648	14.51%	15,459,011	78,758,580	9.88%
2008	16,499,768	71,623,596	15.31%	13,930,859	67,044,216	8.41%
2009	13,867,312	54,957,300	11.74%	15,490,675	85,386,348	10.72%
2010	7,191,043	31,052,844	6.64%	11,397,151	60,300,984	7.57%
2011	3,018,703	12,469,860	2.66%	11,616,827	61,599,492	7.73%
2012	3,081,129	17,104,308	3.66%	10,431,247	62,504,964	7.84%
2013	2,685,073	10,553,748	2.26%	9,948,246	55,520,580	6.97%
2014	2,922,700	13,704,936	2.93%	7,946,894	49,740,864	6.24%
2015	649,918	2,702,364	0.58%	5,346,970	43,440,996	5.45%
Thereafter	798,323	3,683,400	0.78%	12,667,308	98,114,316	12.31%

Totals	111,980,233	$467,956,320	100.00%	143,154,240	$796,841,784	100.00%

Top 25 Customers

Total Operating Portfolio — By Annualized Base Rent (D)(E)

		Percentage of
		Annualized		Number
Rank	Customer Name	Base Rent (F)		of Leases
1	Deutsche Post AG (DHL)	2.40%		46
2	TPG N.V. (TNT Automotive)	2.24%		16
3	NYK Line (Nippon Yusen Kaisha)	1.67%		15
4	Unilever	1.60%		7
5	Exel Logistics	1.45%		30
6	Nippon Express Group	1.18%		12
7	Altria Group, Inc. (Kraft)	1.05%		9
8	ID Logistics France	1.01%		8
9	Sears Roebuck and Co.	1.01%		15
10	Home Depot, Inc.	0.93%		10
11	FM Logistic	0.82%		6
12	General Electric Company, Inc.	0.76%		21
13	Royal Ahold (Koninklijke Ahold NV)	0.66%		6
14	FedEx Corporation	0.60%		17
15	Goodyear Tire & Rubber Co.	0.55%		4
16	NOL Group (Neptune Orient Lines)	0.55%		4
17	Brandt Appliances SAS	0.52%		3
18	Amazon.com, Inc.	0.51%		2
19	PSA (Peugeot)	0.47%		6
20	Geodis Logistics	0.46%		5
21	Williams-Sonoma, Inc.	0.43%		2
22	Electrolux North America, Inc.	0.40%		6
23	Gillette (UK) Ltd.	0.40%		2
24	Coca-Cola Enterprises, Inc.	0.39%		6
25	Anixter International, Inc.	0.38%		9

	Total	22.44%	(G)	267

COMMENTS

(A)	Assumes customers do not exercise renewal options.
(B)	Represents annualized base rents at lease expiration. As of March 31, 2005, the average base rent per square foot is $3.99 (Direct Investment) and $5.42 (ProLogis Property Funds).
(C)	Includes amounts leased on a month-to-month basis of 4,570,056 square feet (Direct Investment) and 1,011,548 square feet (ProLogis Property Funds).
(D)	Includes customers leasing space in properties owned directly by ProLogis and in properties owned by ProLogis Property Funds.
(E)	As of March 31, 2005, ProLogis (including ProLogis Property Funds) had 301 Focus 500 Customers (targeted users of distribution space). These customers lease 133,400,000 square feet of distribution space representing 46.8% of the total operating portfolio as of March 31, 2005.
(F)	Percentage is based on the annualized collected base rents as of March 31, 2005.
(G)	The Top 25 customers when considering only the annualized collected base rents in ProLogis’ Direct Investment properties was 16.01% of ProLogis’ total annualized collected base rents as of March 31, 2005.

Supplemental Information Page 15

ProLogis

First Quarter 2005
Unaudited Financial Results

Leasing Activity (A)

Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

First Quarter	481	21,317,823	15,995,152	$0.96	15,673,458	-2.0%	75.0%

Actual Capital Expenditures
For the Three Months Ended March 31, 2005

					ProLogis’
	Recurring			Total	Ownership	ProLogis’ Share
	Capital	Tenant	Leasing	Capital	Percentage at	of Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	March 31, 2005	Expenditures

ProLogis	$2,705,538	$10,089,559	$2,405,731	$15,200,828	100.0%	$15,200,828
ProLogis European Properties Fund	1,021,207	1,069,563	145,270	2,236,040	21.2%	474,040
ProLogis California LLC	26,895	646,146	620,949	1,293,990	50.0%	646,995
ProLogis North American Properties Fund I	288,026	45,637	483,848	817,511	41.3%	337,632
ProLogis North American Properties Fund II	—	132,819	173,263	306,082	20.0%	61,216
ProLogis North American Properties Fund III	—	126,372	164,952	291,324	20.0%	58,265
ProLogis North American Properties Fund IV	16,919	55,006	55,682	127,607	20.0%	25,521
ProLogis North American Properties Fund V	378,158	1,206,964	289,103	1,874,225	11.4%	213,662
ProLogis North American Properties Fund VI-X	645,662	169,840	922,830	1,738,332	20.0%	347,666
ProLogis North American Properties Fund XI	—	144,910	107,848	252,758	20.0%	50,552
ProLogis North American Properties Fund XII	26,909	52,494	153,623	233,026	20.0%	46,605

	$5,109,314	$13,739,310	$5,523,099	$24,371,723		$17,462,982

COMMENTS

(A)	Represents leasing activity for distribution space in properties that are directly owned by ProLogis and properties that are owned by the ProLogis Property Funds.
(B)	Represents all leases signed during the period, including leases for space in properties that are under development.
(C)	Represents the square feet and associated costs that will be incurred to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property). Includes the square feet for a lease renewal with the same tenant and associated costs, if any. Includes square feet and costs associated with leasing activity for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided is the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 16

ProLogis

First Quarter 2005
Unaudited Financial Results

Same Store Analysis (A)

Percentage Change in
Adjusted
	Square Footage	Rental	Rental	Net	Net
	of Same Store	Income	Expenses	Operating Income	Operating	Average	Rent
	Population	(B)	(C)	(D)	Income (E)	Occupancy	Growth (F)

First Quarter	227,137,261	+2.95%	+6.44%	+1.98%	+2.32%	+3.25%	-2.10%

COMMENTS

(A)	A key component of ProLogis’ evaluation of the operating performance of its properties, its management personnel and its individual markets is a “same store” analysis. ProLogis defines its same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for ProLogis and each of the ProLogis Property Funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income computed under GAAP includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees for the same store calculation allows ProLogis’ management to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $5,678,311 and $1,350,129 for the three months ended March 31, 2005 and 2004, respectively.

(C)	Rental expenses computed under GAAP represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for ProLogis’ direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which ProLogis’ wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	In computing the percentage change in net operating income, ProLogis computes net operating income as the weighted difference between the rental income balance that is computed as described in comment B and the rental expenses balance that is computed as described in comment C.

(E)	To derive adjusted net operating income, ProLogis adjusts the net operating income balance that is computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $2,859,538 and $3,549,543 for the three months ended March 31, 2005 and 2004, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 17

ProLogis

First Quarter 2005
Unaudited Financial Results

Acquisitions and Dispositions

Three
Months Ended
March 31,
2005

Acquisitions From Third Parties:
Operating Properties Acquired by ProLogis (A):
Square feet	350,831
Total expected investment of assets acquired	$12,313,375
Percentage leased at period end	100.00%

Operating Properties Acquired by ProLogis Property Funds (B):
Square feet	185,003
Total expected investment of assets acquired	$15,459,490
Percentage leased at period end	95.64%

Dispositions:
Direct Dispositions by ProLogis:
CDFS completed developments:
Contributions to ProLogis Property Funds:
Square feet	4,254,331
Net sales proceeds	$275,411,538

CDFS repositioned acquisitions:
Dispositions to Third Parties:
Square feet	123,000
Net sales proceeds	$2,935,731

Land dispositions:
Net sales proceeds	$18,438,123

Total CDFS assets (see page 19):
Square feet	4,377,331
Net sales proceeds	$296,785,392

Percentage of CDFS proceeds generated by contributions to ProLogis Property Funds	92.8%

Non-CDFS assets:
Dispositions to Third Parties:
Square feet	236,183
Net sales proceeds	$6,850,754

Total all dispositions:
Square feet	4,613,514
Net sales proceeds	$303,636,146

Direct Dispositions by ProLogis Property Funds (C):
Square feet	123,689
Net sales proceeds	$10,584,373

COMMENTS

(A)	All direct acquisitions were made in ProLogis’ CDFS business segment.
(B)	Represents one acquisition by ProLogis European Properties Fund.
(C)	Represents one disposition by ProLogis European Properties Fund.

Supplemental Information Page 18

ProLogis

First Quarter 2005
Unaudited Financial Results

CDFS Business Summary

CDFS Leasing Activity

Three Months Ended
March 31,

Square feet of leases signed on CDFS properties (A)	3,906,287
Square feet of leases signed on CDFS properties to repeat ProLogis customers	1,883,305
Percentage to repeat ProLogis customers	48.2%

Proceeds from 2005 CDFS Dispositions/Contributions by Market/Region

	Three Months Ended	Percentage
	March 31,	of Total
	2005	Proceeds
North America:
Atlanta, Georgia	$285,721	0.10%
Cincinnati, Ohio	1,792,167	0.60%
Columbus, Ohio	28,399,253	9.57%
Dallas/Fort Worth, Texas	5,274,703	1.78%
El Paso, Texas	303,104	0.10%
Houston, Texas	646,061	0.22%
Los Angeles/Orange County, California	54,472,675	18.35%
Memphis, Tennessee	19,772,024	6.66%
Salt Lake City, Utah	6,133,769	2.07%
Tijuana, Mexico	11,280,076	3.80%
Washington D.C./Baltimore, Maryland	6,999,675	2.36%

	135,359,228	45.61%

Europe:

Germany (South)	6,790,448	2.29%
Poland (South)	2,935,731	0.99%
Spain (Madrid)	31,886,004	10.74%
Sweden (Stockholm)	17,860,638	6.02%
United Kingdom (East Midlands)	16,777,498	5.65%
United Kingdom (London and Southeast)	13,180,537	4.44%
United Kingdom (West Midlands)	4,022,700	1.36%

	93,453,556	31.49%

Asia:

Japan (Tokyo)	67,972,608	22.90%

	67,972,608	22.90%

Net sales proceeds on 2005 transactions before deferrals and recapture	296,785,392	100.00%

Less: amounts not recognized (B)	(11,257,875)

	$285,527,517

COMMENTS

(A)	Represents leases of unleased space in completed developments or repositioned acquisitions for the three months ended March 31, 2005.
(B)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the proceeds in its computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to ProLogis’ continuing ownership interest in the contributed property through its ownership in the Property Fund. See notes 10 and 11 on Page 8a.

Supplemental Information Page 19

ProLogis

First Quarter 2005
Unaudited Financial Results

CDFS Business Summary (Continued)

CDFS Asset Pipeline and Leasing Status

CDFS Assets By Product Classification

	Square		03/31/05
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties
North America:
CDFS properties — repositioned acquisitions	5,766,062	$162,928,321	61.23%
CDFS properties — completed developments	4,915,366	188,204,017	76.53%

Total CDFS Operating Properties — North America	10,681,428	351,132,338	68.27%

Europe:
CDFS properties — repositioned acquisitions	919,598	46,915,334	79.16%
CDFS properties — completed developments	3,165,922	292,372,568	22.72%

Total CDFS Operating Properties — Europe	4,085,520	339,287,902	35.42%

Asia:
CDFS properties — repositioned acquisitions	150,000	11,839,940	100.00%
CDFS properties — completed developments	1,589,543	188,372,396	63.45%

Total CDFS Operating Properties — Asia	1,739,543	200,212,336	66.60%

Total Acquired and Developed Properties (see page 14a)	16,506,491	890,632,576	59.96%

Properties Under Development — Direct Owned:
North America	9,250,199	384,718,564	15.08%
Europe	7,308,271	610,771,528	29.13%
Asia	5,189,242	699,668,159	53.19%

Total Properties Under Development (see page 20)	21,747,712	1,695,158,251	28.89%

Total CDFS Asset Pipeline — Direct Owned	38,254,203	$2,585,790,827	42.30%

Properties Under Development — CDFS Joint Ventures: (B)
North America	811,276	$11,364,907	0.00%
Asia	856,737	12,992,796	20.20%

Total Properties Under Development — CDFS Joint Ventures (see page 20a)	1,668,013	$24,357,703	10.38%

Total CDFS Asset Pipeline (C)	39,922,216	$2,610,148,530	40.97%

CDFS Assets By Geographic Area

	Square		03/31/05
	Feet	Investment (A)	Leased

North America	20,742,903	$747,215,809	41.88%
Europe	11,393,791	950,059,430	31.39%
Asia	7,785,522	912,873,291	52.56%

Total CDFS Asset Pipeline (C)	39,922,216	$2,610,148,530	40.97%

COMMENTS

(A)	For operating properties represents current investment; for properties under development represents total expected investment.
(B)	Represents 100% of the square footage and ProLogis’ proportionate share of the investment in properties under development in CDFS joint ventures in which ProLogis has a 50% ownership interest.
(C)	Includes 100% of the properties owned directly by ProLogis. Also includes 100% of the square footage and ProLogis’ proportionate share of the investment in properties under development in the CDFS joint ventures.

Supplemental Information Page 19a

ProLogis

First Quarter 2005
Unaudited Financial Results

Development Summary

	March 31,	December 31,	September 30,	June 30,
	2005	2004	2004	2004

Development Starts:
North America:
Square feet	3,916,419	2,206,790	2,196,060	1,695,903
Total expected investment	$172,704,823	$95,484,757	$86,692,859	$64,713,904
Cost per square foot	$44.10	$43.27	$39.48	$38.16
Europe:
Square feet	2,621,434	2,150,134	2,101,134	1,506,211
Total expected investment	$191,090,017	$190,460,945	$124,605,852	$93,483,142
Cost per square foot	$72.90	$88.58	$59.30	$62.07
Asia:
Square feet	2,113,297	1,836,698	—	224,427
Total expected investment	$368,423,731	$165,004,135	$—	$22,474,127
Cost per square foot	$174.34	$89.84	$—	$100.14
Total:
Square feet	8,651,150	6,193,622	4,297,194	3,426,541
Total expected investment	$732,218,571	$450,949,837	$211,298,711	$180,671,173
Cost per square foot	$84.64	$72.81	$49.17	$52.73

Development Completions:
North America:
Square feet	399,120	2,945,499	626,600	1,007,952
Total expected investment	$16,202,132	$106,500,910	$23,548,193	$28,483,632
Cost per square foot	$40.59	$36.16	$37.58	$28.26
Leased percentage at completion (A)	82.59%	51.09%	100.00%	44.71%
Leased percentage as of 3/31/05	82.59%	84.66%	100.00%	93.15%
Europe:
Square feet	1,010,949	1,637,143	1,799,063	1,574,220
Total expected investment	$89,009,916	$101,653,595	$106,017,375	$82,284,975
Cost per square foot	$88.05	$62.09	$58.93	$52.27
Leased percentage at completion (A)	48.31%	84.46%	100.00%	74.70%
Leased percentage as of 3/31/05	48.31%	84.73%	100.00%	94.30%
Asia:
Square feet	848,674	1,373,549	605,819	—
Total expected investment	$73,406,923	$162,209,532	$56,944,653	$—
Cost per square foot	$86.50	$118.10	$94.00	$—
Leased percentage at completion (A)	86.92%	55.29%	100.00%	—
Leased percentage as of 3/31/05	86.92%	65.57%	100.00%	—
Total:
Square feet	2,258,743	5,956,191	3,031,482	2,582,172
Total expected investment	$178,618,971	$370,364,037	$186,510,221	$110,768,607
Cost per square foot	$79.08	$62.18	$61.52	$42.90
Leased percentage at completion (A)	68.87%	61.23%	100.00%	62.99%
Leased percentage as of 3/31/05	68.87%	80.28%	100.00%	93.85%

Under Development as of End of Period:
North America:
Square feet	9,250,199	5,732,900	6,471,609	4,902,149
Total expected investment	$384,718,564	$228,215,873	$239,232,026	$176,087,360
Cost per square foot	$41.59	$39.81	$36.97	$35.92
Leased percentage as of 03/31/05	15.08%	—	—	—
Europe:
Square feet	7,308,271	5,697,786	5,184,795	4,882,724
Total expected investment	$610,771,528	$448,626,890	$312,537,869	$293,949,392
Cost per square foot	$83.57	$78.74	$60.28	$60.20
Leased percentage as of 03/31/05	29.13%	—	—	—
Asia:
Square feet	5,189,242	3,717,110	3,253,961	3,859,780
Total expected investment	$699,668,159	$407,807,022	$405,012,419	$461,957,072
Cost per square foot	$134.83	$109.71	$124.47	$119.68
Leased percentage as of 03/31/05	53.19%	—	—	—
Total:
Square feet	21,747,712	15,147,796	14,910,365	13,644,653
Total expected investment	$1,695,158,251	$1,084,649,785	$956,782,314	$931,993,824
Cost per square foot	$77.95	$71.60	$64.17	$68.30
Leased percentage as of 03/31/05	28.89%	—	—	—

Construction in Progress:
North America	$184,874,732	$109,595,605	$132,417,788	$72,164,679
Europe	324,862,257	266,249,902	196,953,174	181,681,078
Asia	308,534,343	199,857,196	282,325,958	277,163,208

Total Construction in Progress	$818,271,332	$575,702,703	$611,696,920	$531,008,965

COMMENT

(A)	Represents the leased percentage as of the end of the quarter in which the development was completed.

Supplemental Information Page 20

ProLogis

First Quarter 2005
Unaudited Financial Results

Development Summary — CDFS Joint Ventures

	March 31,	December 31,
	2005	2004

Development Starts:
North America (A):
Square feet	—	811,276
Total expected investment	$—	$22,729,813
Cost per square foot	$—	$28.02
Asia (B):
Square feet	673,637	183,100
Total expected investment	$18,213,598	$7,771,994
Cost per square foot	$27.04	$42.45
Total:
Square feet	673,637	994,376
Total expected investment	$18,213,598	$30,501,807
Cost per square foot	$27.04	$30.67

Under Development as of End of Period:
North America (A):
Square feet	811,276	811,276
Total expected investment	$22,729,813	$22,729,813
Cost per square foot	$28.02	$28.02
Leased percentage as of 03/31/05	—	—
Asia (B):
Square feet	856,737	183,100
Total expected investment	$25,985,592	$7,771,994
Cost per square foot	$30.33	$42.45
Leased percentage as of 03/31/05	20.20%	—
Total:
Square feet	1,668,013	994,376
Total expected investment	$48,715,405	$30,501,807
Cost per square foot	$29.21	$30.67
Leased percentage as of 03/31/05	10.38%	—

COMMENTS

(A)	Represents 100% of the development activity of one of ProLogis’ CDFS Joint Ventures operating in North America. ProLogis has a 50% ownership interest in this entity, which was acquired in August 2004. As of March 31, 2005, this joint venture had one building under development.
(B)	Represents 100% of the development activity in ProLogis’ CDFS Joint Venture operating in China. ProLogis has a 50% ownership interest in this entity, which was acquired in July 2004. As of March 31, 2005, this joint venture had six buildings under development.

Supplemental Information Page 20a

ProLogis

First Quarter 2005
Unaudited Financial Results

Capital Structure
(in thousands)

Debt Outstanding as of March 31, 2005

		Principal Maturities
		of Direct Debt
		(excluding Lines of Credit
Principal Outstanding - Direct Debt		and Short-term borrowing)
Direct Debt:
Senior unsecured notes:
7.05% Notes due 2006	$250,000	2005	$88,796
7.25% Notes due 2007	135,000	2006	325,049
7.95% Notes due 2008	100,000	2007	340,220
7.10% Notes due 2008	250,000	2008	322,620
8.72% Notes due 2009	75,000	2009	64,185
7.875% Notes due 2009	46,875	2010	35,758
7.30% Notes due 2009	25,000	2011	499,150
4.375% Euro Notes due 2011 (A)	464,765	2012	31,283
5.50% Notes due 2013	300,000	2013	368,830
7.81% Notes due 2015	100,000	2014	41,853
9.34% Notes due 2015	50,000
8.65% Notes due 2016	50,000	Thereafter	324,345
7.625% Notes due 2017	100,000	Less discount	(2,423)

Less discount	(2,423)		$2,439,666

Total senior unsecured notes	1,944,217

Secured debt	488,714
Assessment bonds	6,735

	495,449

Subtotal	2,439,666
Short-term borrowing (B)	48,005
Lines of credit (see page 22)	1,274,220

Total direct debt	$3,761,891

ProLogis’ share of third party debt of unconsolidated investees:
ProLogis Property Funds (see page 12)	$1,125,495
CDFS Joint Ventures	7,920

	$1,133,415

Total	$4,895,306

Market Capitalization as of March 31, 2005

	Shares	Market
	or Equivalents	Price	Market Value
	Outstanding	at 3/31/05	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$56.43	$112,860
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$24.85	124,250
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$25.00	125,000

	12,000		362,110

Common Shares	186,410	$37.10	6,915,811
Convertible limited partnership units (5,537,000 units)	5,539	$37.10	205,497

	191,949		7,121,308

Total equity			7,483,418
Total debt (including ProLogis’ share of third party debt of unconsolidated investees)			4,895,306

Total market capitalization (including ProLogis’ share of third party debt of unconsolidated investees)			$12,378,724

COMMENTS

(A)	In April 2004, ProLogis issued 350.0 million euro of notes that are registered on the Luxembourg Stock Exchange. The net proceeds from the issuance of the notes were 347.8 million euro.
(B)	Represents the approximate U.S. dollar equivalent of 58.3 million Canadian dollars, including accrued interest, that were borrowed under an agreement that expires in May 2005.

Supplemental Information Page 21

ProLogis

First Quarter 2005
Unaudited Financial Results

Debt Analysis

Revolving Lines of Credit
(in thousands)

					Weighted
	Total		Outstanding	Remaining	Average
	Commitment		at 3/31/05	Capacity	Interest Rate (A)

ProLogis-North America	$560,000	(B)	$140,921	$419,079	4.47%
ProLogis-Europe	597,555	(C)	586,431	11,124	3.47%
ProLogis-Europe (United Kingdom only)	47,873	(D)	—	47,873	—
ProLogis-Asia	608,671	(E)	546,868	61,803	1.00%

	$1,814,099		$1,274,220	$539,879	2.52%

Weighted Average Interest Rates and Term to Maturity (F)

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (G)

Revolving lines of credit	33.93%	2.52%	n/a
Short-term borrowings	1.28%	3.30%	n/a
Senior unsecured notes	51.78%	6.49%	6.0	years
Secured debt	13.01%	7.14%	9.2	years

Totals (F)	100.00%	5.19%	6.7	years

Financial Ratios

	Three
	Months Ended	Year Ended
	03/31/05	12/31/04

Interest coverage ratio (H)	4.6	4.3
Fixed charge coverage ratio (I)	3.9	3.7
Total debt to total book assets (including ProLogis’ share of unconsolidated investees) (see pages 10 and 21)	52.9%	51.1%
Total debt to total market capitalization (including ProLogis’ share of unconsolidated investees) (see page 21)	39.5%	34.4%

COMMENTS

(A)	Represents the weighted average base interest rates on borrowings that were outstanding at March 31, 2005.
(B)	Total commitment available to ProLogis at March 31, 2005 has been reduced by letters of credit outstanding with the lending bank aggregating $8.2 million at March 31, 2005.
(C)	Represents the approximate U.S. dollar equivalent at March 31, 2005 of ProLogis’ 450.0 million euro denominated line of credit.
(D)	Represents the approximate U.S. dollar equivalent at March 31, 2005 of ProLogis’ 25.0 million pound sterling denominated line of credit available for borrowing in the United Kingdom. The total commitment available to ProLogis has been reduced by letters of credit outstanding with the lending bank in the currency equivalent of approximately $27.4 million at March 31, 2005.
(E)	Represents the approximate U.S. dollar equivalent at March 31, 2005 of ProLogis’ 65.0 billion yen denominated line of credit.
(F)	Total direct debt excluding assessment bonds.
(G)	Calculated as of the beginning of the year through final maturity for debt outstanding at March 31, 2005.
(H)	Calculated as Funds From Operations as defined by ProLogis before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs). Funds From Operations is defined on Page 3a.
(I)	Calculated as Funds From Operations as defined by ProLogis before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends. Funds From Operations is defined on Page 3a.

Supplemental Information Page 22

ProLogis

First Quarter 2005
Unaudited Financial Results

Geographic Distribution (A)

North America					Europe	%	Asia	%
Central Region	%	Midwest Region	%
					Belgium	0.16	China	(C	)
Austin	0.83	Chicago	3.53		Czech Republic	0.47	Japan (D)	2.13
Dallas/Fort Worth	6.11	Cincinnati	2.52		France	7.48	Singapore	0.05
El Paso	1.32	Columbus	3.58		Germany	1.11

Houston	3.30	Indianapolis	3.19		Hungary	0.18	Total Asia	2.18%

Kansas City	0.55	Louisville	1.29		Italy	1.77
Oklahoma City	0.22	St. Louis	1.01		The Netherlands	1.79
San Antonio	2.11				Poland	1.34
Tulsa	0.18				Spain	0.85
Other non-target	0.05				Sweden	0.33
					United Kingdom	3.34

Total Central Region	14.67	Total Midwest Region	15.12

					Total Europe	18.82%

Northeast Region	%	Pacific Region	%

I-81 Corridor (E. Pennsylvania)	4.90	Central Valley (California)	1.57
New Jersey	6.21	Denver	1.29
Washington D.C./Baltimore	2.22	Las Vegas	0.81
		Los Angeles Basin	6.34
		Phoenix	0.85
		Portland	0.77
		Reno	1.30
		Salt Lake City	0.72
		San Francisco-East Bay	1.06
		San Francisco-South Bay	1.30
		Seattle	0.49

Total Northeast Region	13.33	Total Pacific Region	16.50

Southeast Region	%	Other North America	%

Atlanta	4.44	Juarez	0.39
Charlotte	2.11	Monterrey	0.53
Chattanooga	0.40	Reynosa	0.79
Ft. Lauderdale/Miami	1.67	Tijuana	0.50
Greenville	0.95	Toronto	(B	)
Memphis	3.41
Nashville	1.88
Orlando	0.98
Tampa	1.33

Total Southeast Region	17.17	Total Other North America	2.21

		Total North America	79.00%

COMMENTS

(A)	Percentages are based on the square footage of the operating portfolio including direct owned properties and operating properties owned by the ProLogis Property Funds.
(B)	ProLogis has two properties currently under development and owns land for future development in Toronto.
(C)	ProLogis has four properties currently under development and controls land for future development in China. In addition, ProLogis has an interest in a CDFS Joint Venture that owns sixteen operating properties in the Shanghai region (see page 14) and has an additional six buildings under development. ProLogis has designated three markets in China (the Guangdong Province, the Greater Shanghai/Suzhou region and the Beijing region) as target markets.
(D)	ProLogis’ target markets in Japan include Tokyo, Osaka and Nagoya.

Supplemental Information Page 23